American Cannabis Company Secures 500,000 Unit Order for Its Recently Launched Product, The Satchel™

Child-Resistant, Exit-Package Ordered by Large Customer of Products for Cannabis Dispensaries

DENVER, CO – June 30, 2014 / - Brazil Interactive Media, Inc. d/b/a American Cannabis Company Inc. (OTCQB: BIMI) (the “Company” or “ACC”), today announced a significant order of its recently-launched product, The Satchel™, which will be for use by dispensaries as an industry-approved exit package of cannabis-based products.

ACC’s The Satchel™ is a child-resistant bag for dispensaries to assemble orders and ensure the proper handling of cannabis. The Satchel™ has also been awarded an approval from the American Society for Testing and Materials (ASTM) and meets Colorado’s Marijuana Enforcement Division’s (MED) handling regulations for cannabis-based products. The Satchel™ is sold through the Company’s diversified, multi-product distribution division, The Trade Winds. As reported in press on June 12, 2014, the Company believes demand for The Satchel™ could be approximately 80,000 units per month.

“After first identifying the niche in this market and the year of development and test marketing of The Satchel™ that followed, we are not surprised at the demand for it," began ACC’s CEO, Corey Hollister. “Cannabis, just like any regulated prescription medicine, must adhere to handling and transport standards. These safety and handling standards are equally important to the patient/individual as the dispensary itself. Though previous versions of exit packages were tested, we believe our product now provides dispensaries a cost-effective, compliant and approved option to this large market which is currently being serviced by only a handful of manufactures of compliant exit-bags. Our recent order is a clear demonstration of this fast growing market in which we are a first mover.”

ACC’s 500,000 unit order will be shipped and billed to its customer in 170,000 unit increments through December of 2014. The Company anticipates recognizing all of the revenues and profits from this order in its calendar year ending December 31, 2014. Revenues from sales of The Satchel™ and other The Trade Winds products will be reported to shareholders, the public and, as and when required, to the U.S. Securities and Exchange Commission.

About American Cannabis Company:

American Cannabis Company (“ACC”) owns and operates three vertically integrated businesses, American Cannabis Consulting, Cube Root Inc. and The Trade Winds Inc., which deliver an end-to-end solution for their customers and clients within the cannabis industry. Through these businesses, ACC provides industry specific advisory and consulting services, manufactures cultivation products and facilities, and manages a strategic group partnership that produces private label customer products. ACC has successfully procured licensing agreements for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international cannabis markets.

For more information, please visit: www.americancannabiscompanyinc.com

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

Company

John Mattio

Corporate, Media and Investor Communications

Phone: (720) 466-3789

john@americancannabisconsulting.com